Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS THIRD QUARTER FINANCIAL RESULTS

Domestic Unit Growth Increased 2.8%

ROCKVILLE, MD. (November 6, 2017) - Choice Hotels International, Inc. (NYSE:CHH), one of the world's largest hotel companies, today reported its results for the three months ended September 30, 2017. Net income for the 2017 third quarter was $47.6 million, or $0.84 per diluted share, compared to $47.6 million or $0.84 per diluted share for the 2016 third quarter. Third quarter adjusted diluted earnings per share (EPS) was $0.95, a 13 percent increase from the 2016 third quarter. Third quarter adjusted earnings before income taxes, depreciation and amortization (EBITDA) was $92.5 million, compared to $82.0 million in the prior-year third quarter, a 13 percent increase from the 2016 third quarter.

“Choice Hotels is uniquely positioned in the industry as a company at the intersection of hospitality, franchising and technology. Our strong brands, focus on the guest experience and franchisee profitability, and industry-leading technology solutions and tools continue to drive positive results,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “In the third quarter, our impressive performance was highlighted by a 13 percent increase in adjusted diluted earnings per share and a nearly 3 percent increase in our domestic unit growth.”

Highlights of the company’s third quarter 2017 results are as follows:

Overall Results

•	Adjusted diluted EPS for the third quarter was $0.95, a 13 percent increase from the third quarter of the prior year.

•	Adjusted EBITDA totaled $92.5 million for the third quarter, a 13 percent increase from the third quarter of the prior year.

•	Adjusted EBITDA from hotel franchising activities for the third quarter increased 9 percent from the third quarter of the prior year to $94.0 million.

•	Total revenues and hotel franchising revenues for the third quarter both increased 10 percent from the third quarter of the prior year.

Royalties

•	Domestic royalty fees for the third quarter totaled $98.3 million, an 8.4 percent increase from the third quarter of the prior year.

•
Domestic system-wide revenue per available room (RevPAR) increased 2.1 percent for the third quarter compared to the third quarter of the prior year. Occupancy and average daily rates increased 70 basis points and 1.2 percent, respectively, in the third quarter compared to the same period of 2016.

•	Effective royalty rate increased 19 basis points for the third quarter of 2017, compared to the third quarter of the prior year.

•	Domestic franchised hotels, as of September 30, 2017, increased 2.8 percent from September 30, 2016.

•	Quality Inn surpassed 1,500 open domestic hotels during the third quarter, and the number of domestic hotels under this brand increased over 7 percent from September 30, 2016.

•	Domestic and international rooms, as of September 30, 2017, increased 2.1 percent and 2.3 percent, respectively, from September 30, 2016.

Development

•
New, executed domestic franchised hotel development contracts totaled 133 in the third quarter. Executed domestic franchised hotel development for the nine months ended September 30, 2017, totaled 415, a 10 percent increase from the same period of the prior year.

•
The company executed 24 new domestic franchise agreements during the third quarter for its upscale brands, Cambria Hotels and the Ascend Hotel Collection, a 71 percent increase from the same period of the prior year. The domestic pipeline for the company’s upscale brands now exceeds 135 hotels.

•	Domestic relicensing and contract renewal transactions totaled 121 for the three months ended September 30, 2017, a 6 percent increase from the same period of 2016.

•
The company’s total domestic pipeline of hotels awaiting conversion, under construction or approved for development, as of September 30, 2017, increased 16 percent to 751 hotels from September 30, 2016.

•	The new construction domestic pipeline totaled 530 hotels at September 30, 2017, a 26 percent increase from September 30, 2016.

Use of Cash Flows

Dividends
During the nine months ended September 30, 2017, the company paid cash dividends totaling approximately $36 million. Based on the current quarterly dividend rate of $0.215 per common share, the company expects to pay dividends of approximately $49 million during 2017.

Share Repurchases
During the nine months ended September 30, 2017, the company repurchased $9 million of common stock under its share repurchase program as well as repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. The company currently has authorization to purchase up to 4.0 million additional shares under its share repurchase program.

Hotel Development & Financing
Pursuant to its program to encourage acceleration of the growth of the upscale Cambria Hotels brand, the company advanced approximately $75 million in support of the brand’s development during the nine months ended September 30, 2017. The company also recycled approximately $29 million of prior investments in Cambria Hotels development projects, resulting in net advances of $46 million for the current year. Advances under this program are primarily in the form of joint venture investments, forgivable key money loans, senior mortgage loans, development loans, mezzanine lending, and through the operation of a land-banking program. On September 30, 2017, the company had approximately $244 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint venture investments, the company generally expects to recycle these loans and investments within a five-year period.

Special Items

During the three and nine months ended September 30, 2017, the company accelerated certain compensation expenses totaling $12.0 million in conjunction with the company’s chief executive officer succession plan. In addition, the company recognized an impairment on a below market lease intangible recorded in conjunction with the company’s acquisition of an office building leased to a third-party in 2014. The impairment of this below market lease intangible resulted in a reduction to the company’s selling, general and administrative expenses totaling $1.2 million during the three and nine months ended September 30, 2017. These special items impacted diluted EPS by $0.11 per share for the three and nine months ended September 30, 2017.

During the nine months ended September 30, 2016, the company recorded an executive termination benefit charge of approximately $2.2 million. This special item impacted diluted EPS by $0.02 per share for the nine months ended September 30, 2016.

The company evaluates the non-GAAP measures presented herein that exclude executive termination benefits, impairment of below market lease costs and acceleration of the company’s executive succession plan because those non-GAAP measures allow for period-over-period comparison of ongoing core operations before the impact of these charges. These non-GAAP measures, which are reconciled to the comparable GAAP measures in Exhibit 6, include adjusted net income, adjusted diluted EPS, adjusted hotel franchising selling, general and administrative expenses, adjusted EBITDA, adjusted hotel franchising EBITDA and adjusted hotel franchising margins.

Outlook
The company’s consolidated 2017 outlook reflects the following assumptions:
Consolidated Outlook

•	Adjusted EBITDA for full-year 2017 is expected to range between $294 million and $298 million.

•	The company’s fourth-quarter 2017 adjusted diluted EPS is expected to range between $0.60 and $0.62.

•	The company expects full-year 2017 adjusted diluted EPS to range between $2.84 and $2.88.

•	The effective tax rate is expected to be approximately 33 percent for the fourth quarter and 32 percent for full-year 2017.

•	All estimates for 2017 exclude costs associated with the company’s executive succession plan and impairment of lease acquisition costs.

•
Adjusted diluted EPS estimates are based on the current number of shares outstanding, and thus do not factor in any changes that may occur due to new equity grants or any further repurchases of common stock under the company’s share repurchase program.

•
The adjusted diluted EPS and consolidated adjusted EBITDA estimates assume that the company incurs net reductions in adjusted EBITDA related to non-hotel franchising activities at the midpoint of the range for these investments.

Hotel Franchising

•	Adjusted EBITDA from hotel franchising activities for full-year 2017 is expected to range between $301 million and $305 million.

•	Net domestic unit growth for 2017 is expected to range between approximately 2.5 percent and 3 percent.

•	RevPAR is expected to increase between 1 percent and 3 percent for the fourth quarter and range between 2 percent and 3 percent for full-year 2017.

•	The effective royalty rate is expected to increase between 17 and 19 basis points for full-year 2017 as compared to full-year 2016.

Non-Hotel Franchising Activities

•	Net reductions in full-year 2017 adjusted EBITDA, relating to the company’s non-hotel franchising operations are expected to be approximately $7 million.

Conference Call
Choice will conduct a conference call on Monday, November 6, 2017, at 10:00 a.m. ET to discuss the company’s 2017 third quarter results. The dial-in number to listen to the call domestically is 1-855-638-5678 and the number for international participants is 1-920-663-6286. The conference call will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.
The call will be recorded and available for replay beginning at 1:00 p.m. ET on Monday, November 6, 2017, by calling 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering access code 88756097. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.
About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the world's largest hotel companies. With over 6,500 hotels franchised in more than 40 countries and territories, Choice Hotels International represents more than 500,000 rooms around the globe. As of September 30, 2017, over 800 hotels were in our development pipeline. Our company's Ascend Hotel Collection®, Cambria® Hotels, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge®, Rodeway Inn®, and Vacation Rentals by Choice HotelsTM brands provide a spectrum of lodging choices to meet guests' needs. With more than 33 million members, our Choice Privileges® rewards program enhances every trip a guest takes, with benefits ranging from instant, every day rewards to exceptional experiences, starting right when they join. All hotels and vacation rentals are independently owned and operated. Visit us at www.choicehotels.com for more information.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness.  These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual report on Form 10-K for 2016 and our quarterly reports filed on Form 10-Q.  Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release
Adjusted EBITDA, hotel franchising revenues, adjusted hotel franchising SG&A, Adjusted EBITDA from hotel franchising activities, adjusted hotel franchising margins and adjusted diluted EPS are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as net income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these items to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share: Adjusted net income and diluted EPS excludes the impact of executive termination benefits, impairment of lease acquisition costs and the acceleration of the company’s executive succession plan. We exclude these items because they occur infrequently and can vary considerably from period to period without reference to the company’s operating performance. We consider adjusted net income and diluted EPS to be an indicator of operating performance because excluding these items allows for period-over period comparisons of our ongoing operations.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses, equity in net income of unconsolidated affiliates, mark to market adjustments on non-qualified retirement plan investments, executive termination benefits, impairment of lease acquisition costs and acceleration of the company’s executive succession plan. We consider adjusted EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Mark to market adjustments on non-qualified retirement plan investments recorded in SG&A are excluded from EBITDA as the company accounts for these investments in accordance with accounting for deferred compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. These amounts are excluded from EBITDA as they can vary widely across reporting periods based on the performance of the investments and are not an indicator of the operating performance of the company.

Hotel Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A and Margins: The company reports hotel franchising revenues, adjusted hotel franchising EBITDA, adjusted franchising hotel SG&A and margins which exclude marketing and reservation system revenues; the SkyTouch Technology division; vacation rental activities including operations that provide Software as a Service (“SaaS”) technology solutions to vacation rental management companies; and revenue generated from the ownership of an office building that is leased to a third-party. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded from these measures since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental activities are excluded since they do not reflect the company’s core franchising business but are adjacent, complementary lines of business.

Contacts
Scott Oaksmith, SVP, Finance & Chief Accounting Officer
(301) 592-6659
Lorri Christou, Vice President, Public Relations
(301) 592-5044

© 2017 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2017	2016	$	%	2017	2016	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$104,252	$96,114	$8,138	8%	$265,727	$247,168	$18,559	8%
Initial franchise and relicensing fees	6,403	6,284	119	2%	18,390	17,146	1,244	7%
Procurement services	8,103	7,615	488	6%	25,647	23,719	1,928	8%
Marketing and reservation system	167,763	152,018	15,745	10%	435,273	412,193	23,080	6%
Other	8,567	5,546	3,021	54%	24,748	16,220	8,528	53%
Total revenues	295,088	267,577	27,511	10%	769,785	716,446	53,339	7%

OPERATING EXPENSES:

Selling, general and administrative	46,364	34,357	12,007	35%	117,418	109,515	7,903	7%
Depreciation and amortization	3,095	2,986	109	4%	9,215	8,707	508	6%
Marketing and reservation system	167,763	152,018	15,745	10%	435,273	412,193	23,080	6%
Total operating expenses	217,222	189,361	27,861	15%	561,906	530,415	31,491	6%

Gain (loss) on sale of assets, net	(32)	402	(434)	(108%)	(32)	402	(434)	(108%)

Operating income	77,834	78,618	(784)	(1)%	207,847	186,433	21,414	11%

OTHER INCOME AND EXPENSES, NET:
Interest expense	11,399	11,150	249	2%	33,884	33,466	418	1%
Interest income	(1,575)	(836)	(739)	88%	(4,277)	(2,502)	(1,775)	71%
Other gains	(778)	(746)	(32)	4%	(2,251)	(1,005)	(1,246)	124%
Equity in net (income) loss of affiliates	274	(1,150)	1,424	(124)%	3,213	286	2,927	1023%
Total other income and expenses, net	9,320	8,418	902	11%	30,569	30,245	324	1%

Income before income taxes	68,514	70,200	(1,686)	(2)%	177,278	156,188	21,090	14%
Income taxes	20,919	22,635	(1,716)	(8)%	55,944	48,638	7,306	15%
Net income	$47,595	$47,565	$30	0%	$121,334	$107,550	$13,784	13%

Basic earnings per share	$0.84	$0.85	$(0.01)	(1)%	$2.15	$1.91	$0.24	13%

Diluted earnings per share	$0.84	$0.84	$—	0%	$2.14	$1.90	$0.24	13%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30,	December 31,
	2017	2016
	(Unaudited)

ASSETS

Cash and cash equivalents	$238,848	$202,463
Accounts receivable, net	151,672	107,336
Other current assets	64,803	35,074
Total current assets	455,323	344,873

Fixed assets and intangibles, net	178,879	178,704
Notes receivable, net of allowances	139,803	110,608
Investments in unconsolidated entities	131,128	94,839
Investments, employee benefit plans, at fair value	19,749	16,975
Other assets	36,310	106,469
Total assets	$961,192	$852,468

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$68,261	$48,071
Accrued expenses and other current liabilities	66,515	81,184
Deferred revenue	136,956	133,218
Current portion of long-term debt	1,302	1,195
Total current liabilities	273,034	263,668

Long-term debt	800,001	839,409
Deferred compensation & retirement plan obligations	24,355	21,595
Other liabilities	64,182	39,145

Total liabilities	1,161,572	1,163,817

Total shareholders' deficit	(200,380)	(311,349)

Total liabilities and shareholders' deficit	$961,192	$852,468

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended September 30,

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$121,334	$107,550

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,215	8,707
Loss (gain) on disposal of assets	32	(377)
Provision for bad debts, net	1,796	1,093
Non-cash stock compensation and other charges	20,369	11,037
Non-cash interest and other (income) loss	(451)	807
Deferred income taxes	44,777	(4,329)
Equity in net losses from unconsolidated joint ventures less distributions received	4,278	1,654

Changes in assets and liabilities, net of acquisition:
Receivables	(47,520)	(42,426)
Advances to/from marketing and reservation activities, net	43,697	(25,783)
Forgivable notes receivable, net	(21,443)	(15,109)
Accounts payable	19,679	(3,532)
Accrued expenses and other current liabilities	(11,540)	(14,261)
Income taxes payable/receivable	(20,114)	21,368
Deferred revenue	3,650	49,976
Other assets	(1,162)	(9,958)
Other liabilities	(1,578)	1,992

NET CASH PROVIDED BY OPERATING ACTIVITIES	165,019	88,409

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(17,514)	(17,584)
Investment in intangible assets	(2,376)	(482)
Contributions to equity method investments	(44,876)	(24,179)
Distributions from equity method investments	4,307	3,700
Purchases of investments, employee benefit plans	(2,140)	(1,430)
Proceeds from sales of investments, employee benefit plans	2,150	1,395
Issuance of mezzanine and other notes receivable	(18,565)	(20,281)
Collections of mezzanine and other notes receivable	630	11,040
Proceeds from sales of assets	—	8,360
Acquisitions of real estate	—	(25,263)
Business acquisition, net of cash acquired	—	(1,341)
Other items, net	109	60

NET CASH USED IN INVESTING ACTIVITIES	(78,275)	(66,005)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net (repayments) borrowings pursuant to revolving credit facilities	(39,974)	52,814
Principal payments on long-term debt	(484)	(836)
Debt issuance costs	—	(284)
Purchases of treasury stock	(8,887)	(33,958)
Dividends paid	(36,483)	(34,690)
Proceeds from transfer of interest in notes receivable	24,237	—
Proceeds from exercise of stock options	9,799	6,802

NET CASH USED BY FINANCING ACTIVITIES	(51,792)	(10,152)

Net change in cash and cash equivalents	34,952	12,252
Effect of foreign exchange rate changes on cash and cash equivalents	1,433	260
Cash and cash equivalents at beginning of period	202,463	193,441

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$238,848	$205,953

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2017			For the Nine Months Ended September 30, 2016			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$95.42	67.8%	$64.70	$93.78	67.2%	$63.00	1.7%	60	bps	2.7%
Comfort Suites	98.05	71.4%	70.01	97.44	70.8%	69.01	0.6%	60	bps	1.4%
Sleep	83.93	67.1%	56.34	83.09	66.4%	55.14	1.0%	70	bps	2.2%
Quality	80.46	61.5%	49.50	78.97	60.8%	48.00	1.9%	70	bps	3.1%
Clarion	85.09	61.7%	52.53	83.67	59.7%	49.95	1.7%	200	bps	5.2%
Econo Lodge	63.71	56.1%	35.74	62.33	55.3%	34.47	2.2%	80	bps	3.7%
Rodeway	65.73	57.9%	38.04	64.14	57.3%	36.74	2.5%	60	bps	3.5%
MainStay	76.65	69.7%	53.42	77.34	66.2%	51.18	(0.9)%	350	bps	4.4%
Suburban	51.99	77.1%	40.10	50.15	76.0%	38.11	3.7%	110	bps	5.2%
Cambria hotel & suites	136.93	75.1%	102.83	NA	NA	NA	NA	NA		NA
Ascend Hotel Collection	128.86	56.6%	72.87	130.34	59.0%	76.95	(1.1)%	(240)	bps	(5.3)%

Total (1)	$84.98	63.9%	$54.28	$83.71	63.2%	$52.91	1.5%	70	bps	2.6%

	For the Three Months Ended September 30, 2017			For the Three Months Ended September 30, 2016			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$101.25	73.9%	$74.82	$100.02	73.4%	$73.41	1.2%	50	bps	1.9%
Comfort Suites	101.43	75.5%	76.55	100.95	74.6%	75.35	0.5%	90	bps	1.6%
Sleep	86.85	71.3%	61.88	86.59	70.6%	61.15	0.3%	70	bps	1.2%
Quality	85.44	67.2%	57.43	84.31	66.4%	55.96	1.3%	80	bps	2.6%
Clarion	89.83	67.3%	60.46	88.98	66.4%	59.08	1.0%	90	bps	2.3%
Econo Lodge	68.87	61.7%	42.51	67.44	60.9%	41.08	2.1%	80	bps	3.5%
Rodeway	70.78	63.0%	44.56	69.72	62.3%	43.45	1.5%	70	bps	2.6%
MainStay	80.42	74.8%	60.17	79.91	71.5%	57.13	0.6%	330	bps	5.3%
Suburban	52.46	78.9%	41.39	51.09	78.2%	39.96	2.7%	70	bps	3.6%
Cambria hotel & suites	142.84	79.1%	112.95	NA	NA	NA	NA	NA		NA
Ascend Hotel Collection	137.02	60.9%	83.40	138.97	63.0%	87.50	(1.4)%	(210)	bps	(4.7)%

Total (1)	$89.78	69.2%	$62.08	$88.74	68.5%	$60.81	1.2%	70	bps	2.1%

			For the Quarter Ended			For the Nine Months Ended
			9/30/2017	9/30/2016		9/30/2017	9/30/2016

System-wide effective royalty rate			4.58%	4.39%	(1)	4.57%	4.39%	(1)

(1) Totals for the three and nine months ended September 30, 2016 have been revised from previous disclosures to include the operating statistics for the Cambria hotel & suites brand

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2017		September 30, 2016		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,083	84,427	1,126	87,346	(43)	(2,919)	(3.8)%	(3.3)%
Comfort Suites	566	43,857	565	43,610	1	247	0.2%	0.6%
Sleep	382	27,365	378	27,035	4	330	1.1%	1.2%
Quality	1,509	117,948	1,407	111,564	102	6,384	7.2%	5.7%
Clarion	160	21,267	164	22,456	(4)	(1,189)	(2.4)%	(5.3)%
Econo Lodge	839	51,322	853	52,773	(14)	(1,451)	(1.6)%	(2.7)%
Rodeway	595	34,331	526	30,058	69	4,273	13.1%	14.2%
MainStay	57	4,135	54	4,020	3	115	5.6%	2.9%
Suburban	59	6,578	58	6,471	1	107	1.7%	1.7%
Cambria hotel & suites	31	4,160	25	3,113	6	1,047	24.0%	33.6%
Ascend Hotel Collection	140	11,062	119	9,761	21	1,301	17.6%	13.3%

Domestic Franchises	5,421	406,452	5,275	398,207	146	8,245	2.8%	2.1%
International Franchises	1,136	113,542	1,144	110,945	(8)	2,597	(0.7)%	2.3%
Total Franchises	6,557	519,994	6,419	509,152	138	10,842	2.1%	2.1%

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES				Exhibit 6
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Hotel Franchising Revenues:

Total Revenues	$295,088	$267,577	$769,785	$716,446
Adjustments:
Marketing and reservation system revenues	(167,763)	(152,018)	(435,273)	(412,193)
Non-hotel franchising activities	(2,859)	(2,424)	(7,971)	(6,521)
Hotel Franchising Revenues	$124,466	$113,135	$326,541	$297,732

Adjusted Hotel Franchising Margins:

Operating Margin:

Total Revenues	$295,088	$267,577	$769,785	$716,446
Operating Income	$77,834	$78,618	$207,847	$186,433
Operating Margin	26.4%	29.4%	27.0%	26.0%

Adjusted Hotel Franchising Margin:

Hotel Franchising Revenues	$124,466	$113,135	$326,541	$297,732

Operating Income	$77,834	$78,618	$207,847	$186,433
Mark to market adjustments on non-qualified retirement plan investments	773	748	2,214	1,003
Executive termination benefits	—	—	—	2,206
Acceleration of executive succession plan	11,964	—	11,964	—
Impairment of lease acquisition costs, net	(1,185)	—	(1,185)	—
Non-hotel franchising activities operating loss	2,414	5,400	8,320	17,140
Adjusted Hotel Franchising Operating Income	$91,800	$84,766	$229,160	$206,782

Adjusted Hotel Franchising Margins	73.8%	74.9%	70.2%	69.5%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Total Selling, General and Administrative Expenses	$46,364	$34,357	$117,418	$109,515
Mark to market adjustments on non-qualified retirement plan investments	(773)	(748)	(2,214)	(1,003)
Executive termination benefits	—	—	—	(2,206)
Acceleration of executive succession plan	(11,964)	—	(11,964)	—
Impairment of lease acquisition costs, net	1,185	—	1,185	—
Non-hotel franchising activities	(4,387)	(6,723)	(13,482)	(20,438)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$30,425	$26,886	$90,943	$85,868

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

(dollar amounts in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income	$47,595	$47,565	$121,334	$107,550
Income taxes	20,919	22,635	55,944	48,638
Interest expense	11,399	11,150	33,884	33,466
Interest income	(1,575)	(836)	(4,277)	(2,502)
Other (gains) losses	(778)	(746)	(2,251)	(1,005)
Equity in net (income) loss of affiliates	274	(1,150)	3,213	286
(Gain) loss on sale of assets	32	(402)	32	(402)
Depreciation and amortization	3,095	2,986	9,215	8,707
Executive termination benefits	—	—	—	2,206
Acceleration of executive succession plan	11,964	—	11,964	—
Impairment of lease acquisition costs, net	(1,185)	—	(1,185)	—
Mark to market adjustments on non-qualified retirement plan investments	773	748	2,214	1,003
Adjusted EBITDA	$92,513	$81,950	$230,087	$197,947

Hotel franchising	$94,041	$86,248	$235,598	$211,864
Non-hotel franchising activities	(1,528)	(4,298)	(5,511)	(13,917)
	$92,513	$81,950	$230,087	$197,947

				Exhibit 6
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net Income	$47,595	$47,565	$121,334	$107,550
Adjustments:
Executive termination benefits	—	—	—	1,394
Acceleration of executive succession plan	7,207	—	7,207	—
Impairment of lease acquisition costs, net	(747)	—	(747)	—
Adjusted Net Income	$54,056	$47,565	$127,795	$108,944

Diluted Earnings Per Share	$0.84	$0.84	$2.14	$1.90
Adjustments:
Executive termination benefits	—	—	—	0.02
Acceleration of executive succession plan	0.12	—	0.12	—
Impairment of lease acquisition costs, net	(0.01)	—	(0.01)	—
Adjusted Diluted Earnings Per Share (EPS)	$0.95	$0.84	$2.25	$1.92

ADJUSTED EBITDA FULL YEAR FORECAST

(dollar amounts in thousands)
	Range
	Estimated Adjusted EBITDA
	Fiscal Year 2017

Net income	$154,600	$157,300
Income taxes	72,700	74,000
Interest expense	45,400	45,400
Interest income	(5,800)	(5,800)
Other gains	(2,200)	(2,200)
Equity in net loss of affiliates	3,200	3,200
Depreciation and amortization	13,100	13,100
Acceleration of management succession plan	12,000	12,000
Impairment of lease acquisition costs, net	(1,200)	(1,200)
Mark to market adjustments on non-qualified retirement plan investments	2,200	2,200
Adjusted EBITDA	$294,000	$298,000

Hotel franchising	$301,000	$305,000
Non-hotel franchising activities	(7,000)	(7,000)
	$294,000	$298,000

ADJUSTED DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST

(dollar amounts in thousands, except per share amounts)	Range

	Fiscal Year 2017

Net Income	$154,600	$157,300
Adjustments:
Acceleration of executive succession plan	7,207	7,207
Impairment of lease acquisition costs, net	(747)	(747)
Adjusted Net Income	$161,061	$163,761

Diluted Earnings Per Share	$2.73	$2.77
Adjustments:
Acceleration of executive succession plan	0.12	0.12
Impairment of lease acquisition costs, net	(0.01)	(0.01)
Adjusted Diluted Earnings Per Share (EPS)	$2.84	$2.88